Exhibit 3.2
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                                     BY-LAWS
                                       OF
                              AMICI VENTURES, INC.


                                   ARTICLE 1.
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                                     OFFICES
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                  SECTION 1.  PRINCIPAL OFFICE.  The principal of the
corporation shall be in the County of New York, State of New York.


                                   ARTICLE II
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                                  SHAREHOLDERS
                                  ------------

                  SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the Board of Directors and stated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by the directors and stated in the notice of the meeting.

                  SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting, stating the time and place thereof, shall be given to each shareholder entitled to vote, not fewer than ten nor more than fifty days prior to the meeting.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the President and shall be called upon receipt by either of them of a written request by the holders of twenty-five percent of the outstanding stock entitled to vote.

                  SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, not fewer than ten nor more than fifty days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

                  SECTION 6. QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote, shall constitute a quorum for the transaction of any business, except as otherwise provided by law or the Certificate of Incorporation.

                  SECTION 7. VOTING. Every shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy and, except as otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

                  SECTION 8. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted on the original date of the meeting.

                  SECTION 9. ACTION WITHOUT A MEETING. Whenever under any provision of a statute or the corporation's Certificate of Incorporation or By-Laws shareholders are required or permitted to take any


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action by vote,  such action may be taken without a meeting on written  consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.


                                   ARTICLE III
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                                    DIRECTORS
                                    ---------

                  SECTION 1. NUMBER. The business of the corporation shall be managed under the direction of its Board of Directors, each of whom shall be at least eighteen (18) years of age. The number of directors of the corporation shall be such number, as shall be determined from time to time by the incorporator(s), its Board of Directors or its shareholders. The number of directors shall not be less than three, unless the number of shareholders is less than three, in which event the number of directors may not be less than the number of shareholders. The initial number of directors of the corporation shall be such number of directors as is elected by the incorporator(s). Directors need not be shareholders.

                  SECTION 2. ELECTION AND TERM OF DIRECTORS. Directors shall be elected at each annual shareholders meeting, to hold office until the expiration of the term for which they are elected, and until their successors have been elected and qualified.

                  SECTION 3. POWERS. The Board of Directors shall exercise all of the powers of the corporation except those that may be conferred upon or reserved to the shareholders by the corporation's By-Laws or Certificate of Incorporation or by applicable law.

                  SECTION 4. MEETINGS, QUORUM. Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum is in attendance. Except as may otherwise be provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors shall constitute a quorum at any meeting of the Board and the vote of a majority thereof shall constitute the act of the Board.

                  Special meetings of the Board shall be held upon notice, to each director, specifying the time and place thereof, and may be called by the Chairman, the President or the Secretary. A special meeting must be called upon the written request of two directors. Three day's notice must be given to each director, if by mail, or two day's notice if given personally or by fax, telecopy, telegraph or cable.

                  Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  SECTION 5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

                  SECTION 6. VACANCIES, REMOVAL. Except as otherwise provided in the Certificate of Incorporation or the By-Laws, vacancies occurring on the Board of Directors, whether arising from removal with or without cause, newly created directorships, or any other reason, may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by vote of the shareholders.

                  Except as otherwise provided in the By-Laws or Certificate of Incorporation, any or all of the directors may be removed (a) with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any meeting of the


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shareholders;  (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board.

                  SECTION 7. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.


                                   ARTICLE IV
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                                    OFFICERS
                                    --------

                  SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors until removed or until the election and qualification of their respective successors. The Board of Directors may also elect a Chairman of the Board and one or more Vice Presidents. Any two offices may be held by the same person, except the offices of President and Secretary; provided, however, that when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, any officer may be removed at any time, with or without cause, by the vote of a majority of the directors present at any regular or special meeting of the Board.

                  SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

                  SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 4. THE PRESIDENT. In the absence or non-election of a Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders and at all meetings of the directors. He shall have general management and control of the business and affairs of the corporation, subject to the control of the Board of Directors.

                  SECTION 5. VICE-PRESIDENT. The Vice-President shall, in the absence or disability of the President, exercise the powers and perform the duties of the President and shall exercise such other powers and perform such other duties as shall from time to time be assigned by the Chairman of the Board (if any), the President or the Board of Directors.

                  SECTION 6. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation; he shall receive and give receipts and acquittance for moneys paid in or on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation, of whatever nature, upon maturity; he shall regularly enter in books of the company to be kept for that purpose, full and accurate accounts of all moneys received and paid out on account of the corporation, shall execute tax returns of the Corporation and he shall perform all other duties incident to the office of Treasurer and as may be assigned to him by the Chairman of Board (if any), the President or the Board of Directors.

                  SECTION 7. THE SECRETARY. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the shareholders; he shall attend to the giving and serving of notice of all meetings of shareholders and directors or other notices required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary and as may be assigned


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to him by the  Chairman  of the Board (if any),  the  President  or the Board of
Directors.

                  SECTION 8. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these By-Laws, each officer of the corporation shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

                  SECTION 9. COMPENSATION. Officers of the corporation shall receive only such salary or compensation as may be determined by the Board of Directors. No officer shall be precluded from receiving any compensation by reason of the fact he is also a director, or from voting on a resolution providing the same.


                                    ARTICLE V
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                                  CAPITAL STOCK
                                  -------------

                  SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be approved by the Board of Directors. The certificates shall be numbered and entered in the books of the corporation in the order issued. The certificates shall be signed by the Chairman of the Board (if any) or by the President or a Vice President and by the Secretary or the Treasurer and they may be sealed with the corporate seal (if any) or a facsimile thereof.

                  SECTION 2. TRANSFER. The shares of the corporation shall be transferable only upon its books by the registered holders in person or by their duly authorized attorneys, and upon surrender of the certificate(s) for such shares, duly endorsed or properly assigned for transfer.

                  SECTION 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate representing shares to be lost, destroyed or stolen, may notify the corporation and make an affidavit or affirmation of that fact. The Board of Directors may, in its discretion, and upon satisfactory proof of such loss, cause a new certificate for shares to be issued. The Board may require the giving of a bond in such form and in such amount as the Board may determine as sufficient to indemnify the corporation against any claim made against it by reason of the alleged loss or destruction of any such certificate or the issuance of a new certificate.

                  SECTION 4. RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.


                                   ARTICLE VI
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                                  MISCELLANEOUS
                                  -------------

                  SECTION 1. DIVIDENDS. The Board of Directors may but shall not be required to declare, and the corporation may pay, dividends in cash, securities or property, including the securities of other corporations, on its outstanding shares.

                  SECTION 2. SEAL. The directors may provide a suitable corporate seal which shall be in the charge of the secretary and shall be used as provided for in the By-Laws.

                  SECTION 3. FISCAL YEAR. The fiscal year of the corporation may be fixed by the directors.

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                  SECTION 4.  SIGNING OF OBLIGATIONS.  Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

                  SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever notice is required to be given to any person by the certificate of incorporation, By-Laws or applicable law, personal notice shall not be necessary unless expressly stated. Notice shall be deemed sufficient if deposited in the United States mail, with postage thereon prepaid, addressed to such person at such address as appears on the books of the corporation or, if he has filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then to that address. Unless otherwise indicated herein, such notice shall be deemed to have been given on the date of such mailing. Notice may also be delivered personally, against receipt, and shall be deemed given when so delivered.

                  Notice need not be given to any person who submits a signed waiver of notice, whether before or after the time notice is required to be given, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person, unless such person appears solely to object to the lack of notice.

                  SECTION 6. CONSTRUCTION. Whenever used in these By-Laws, the masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is otherwise required by the context.


                                   ARTICLE VII
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                                   AMENDMENTS
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                  Except as otherwise provided in the Certificate of
Incorporation, the By-Laws may be adopted, amended or repealed by vote of the holders of a majority of the shares entitled to vote. The By-Laws may be adopted, amended or repealed by majority vote of the Board of Directors, but any such By-Law may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

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